Exhibit (C)(2)
   Strictly Private and Confidential    Citi Banking, Capital Markets & Advisory | TransportationOctober 28, 2019  Project EuropaMaterials for the Board of Directors

     Citi Confidential Disclaimer  The following pages contain material provided to the Board of Directors of Aircastle Limited (“Europa” or the “Company”) by Citigroup Global Markets Inc. (“Citi”) in connection with a potential transaction involving the Company.The accompanying material was compiled or prepared on a confidential basis solely for the use of the Board of Directors of the Company and not with a view toward public disclosure under any securities laws or otherwise. The information contained in the accompanying material was obtained from the Company and other sources. Any estimates and projections for the Company contained herein have been prepared or adopted by the management of the Company, obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. Citi does not take responsibility for such estimates and projections, or the basis on which they were prepared. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. In preparing the accompanying material, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the managements and other representatives of the Company that they are not aware of any relevant information that has been omitted or that remains undisclosed to Citi.The accompanying material was not prepared for use by readers not as familiar with the Company as the Board of Directors of the Company and, accordingly, neither the Company nor Citi nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material if used by persons other than the Board of Directors of the Company. The accompanying material is necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Citi as of the date of the accompanying material. Citi does not have any obligation to update or otherwise revise the accompanying material. Nothing contained herein shall be construed as legal, regulatory, tax or accounting advice.  1

 1. Trading Overview

             Total Shareholder Return Performance vs. Select Aircraft Lessors  Total Shareholder Return (1)(Since January 1, 2014)  FactSet. Market data as of October 23, 2019.Total shareholder return assumes dividends are reinvested in the respective security as of distribution.  Source: (1)(2)  Reflects price performance since market close on August 5, 2019, the day before Europa’s Q2 2019 earnings announcement on the morning of August 6, 2019..  64%  83%    TSR  25%  63%    Price Return        20  40  60  80  100  120  140  160  180  200%  Jan-14  May-14  Oct-14  Mar-15  Aug-15  Jan-16 Jun-16 Nov-16Brexit Vote US Election (June 23, (November 6,2016) 2016)  Apr-17  Sep-17  Feb-18 Jul-18Inflation and Interest Rate Concerns (February 2018)  Dec-18 May-19Trade Tensions and Growth Uncertainty (December 2018)  Oct-19  2  51%48%  51%42%  AL  Europa AER          S&P 500                  (5)08/05 08/16 08/27 09/07 09/18 09/29 10/10 10/21  25%  Q2 2019 Earnings (2) 24%  20    15  15%  10  12%  5  6%  0    Total Shareholder Return Since       Total Shareholder Return Since Jan. 1, 2014 2-Years LTM YTD     Europa  64%  15%  30%  44%  5.0%  AL  48  3  13  48  1.2  AER S&P 500   5183   1022   1412   4622   ----  LQA DividendYield

                   $36.3  $17.8  $7.8  $15.9  $2.8                3.7  6.2  9.5  3.1  7.4                1,042  361  283  337  98                  $8.2  $5.0  $1.8  $6.4  $0.7  $36.4  $17.9  $6.8  $19.0  $3.0  Benchmarking Select Publicly-Listed Aircraft Lessors  Number of Aircraft(Last Reported Quarter; Owned and Managed)  Firm Value and Equity Value($ in billions)  Aircraft Net Book Value(Last Reported Quarter; $ in billions)        Source:  Public filings and presentations. FactSet. Market data as of October 23, 2019.  Average Age of Aircraft(Last Reported Quarter; In Years)    Firm Value      Equity Value            EuropaPurchase Commitments (Number of Aircraft)  331 343 32 162 29        Europa          Europa        Europa                  3

Benchmarking Select Publicly-Listed Aircraft Lessors (Cont'd)

Portfolio Yield [1]

(LTM)



12.1%
10.8%
10.6%
14.7%
10.7%
AERCAP
AIR LEASE CORPORATION
Europa
fly leasing
BOC AVIATION

SG&A as a % of Total Revenues

(LTM)



5.5%
6.0%
8.2%
5.1%
6.8%
AERCAP
AIR LEASE CORPORATION
Europa
BOC AVIATION
fly leasing

SG&A as a % of Average Total Assets

0.6%	*0.6%*	*1.0%*	*0.5%*	*0.9%*

Net Debt / Equity

(Last Reported Quarter)



2.4x
2.5x
3.1x
3.0x
3.1x
AIR LEASE CORPORATION
Europa
AERCAP
BOC AVIATION
fly leasing

Credit Ratings (M / S / F)

-- / BBB / BBB	*Baa3 / BBB- / BBB-*	*Baa3 / BBB- / BBB-*	*-- / A- / A-*	*Ba3 / BB- / --*

Average Debt Cost [2]

3.5%	*4.8%*	*4.2%*	*3.6%*	*4.8%*

Post-Tax ROE

(LTM; Adjusted for Impairments)



12.7%
11.4%
11.2%
22.5% (3)
15.7%
AERCAP
AIR LEASE CORPORATION
Europa
fly leasing
BOC AVIATION

Long Term ROE (2021E) [4]

10.2%	*13.1%*	*9.6%*	*12.2%*	*15.4%*

Source: Public filings and presentations, Bloomberg, FactSet. Market data as of October 23, 2019.
(1) Calculated as Total Lease Revenues / Average Net Book Value of Aircraft, excluding maintenance reserves and overhaul revenues, as disclosed by each company.
(2) As reported by each respective company in latest filings.
(3) FLY LTM Post-Tax ROE is 15.4%, calculated excluding gain on sale of aircraft. Assumes effective tax rate over prior four quarters.
(4) Reflects Europa Base Case estimates for Europa and Wall Street estimates for other select publicly-listed aircraft lessors. FLY figure is 2020E, based on available broker research.

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           0.40  0.80  1.601.20  2.00x  Jan-14  Jun-14  Dec-14  Jun-15  Dec-15  May-16  Nov-16  May-17  Nov-17  Apr-18  Oct-18  Apr-19  Oct-19  Historical Trading Multiples for Europa and Select Aircraft Lessors  Price / Book(January 1, 2014 – Present)  Price / NTM Pre-Tax Income(January 1, 2014 – Present)    Source: Note:  AER shown after May 14th, 2014, the closing date of the acquisition of International Lease Finance Corporation.  AER AL        0.93x0.89x0.87x  6.6x  5.6x  10.3x        2.0  6.0  10.0  14.0x  Jan-14  Jun-14 Dec-14 Jun-15 Dec-15 May-16EuropaPublic filings and presentations, FactSet. Market data as of October 23, 2019.  Nov-16  May-17  Nov-17  Apr-18  Oct-18  Apr-19  Oct-19  5   Trailing Averages Since Jan. 1, 2014 3-Years 2-Years LTM   Europa  9.6x  9.0x  8.8x  8.7x  AL  6.8  6.1  6.0  5.1  AER  6.6  6.5  6.6  6.1   Trailing Averages Since Jan. 1, 2014 3-Years 2-Years LTM   Europa AL AER  0.92x1.150.98  0.88x1.060.88  0.83x1.020.86  0.76x0.860.78

 2. Preliminary Financial Analysis

Overview of Base Case and Sensitivities

Base Case	• Assumes aircraft acquisitions of \$1.4 billion - \$1.7 billion per year • Debt / equity of 2.5x - 2.8x
Higher Growth Sensitivity	• Aircraft acquisitions increased to \$1.7 billion - \$2.2 billion per year • Debt / equity of 3.0x by 2021E
Lower Growth Sensitivity	• Aircraft acquisitions reduced to \$1 billion - \$1.4 billion per year • Debt / equity of 2.5x - 2.9x

For Reference Only

Source: Europa Management.

Note: Base Case and sensitivities assume no share repurchases and treat forecast stock based compensation as a cash cost.

6

Europa Comparison (Base Case and Sensitivities)

Total Revenue [1]

($ in millions)



19-21E CAGR
8.8%
4.5%
3.7%
1.5%
$812
$852
$890
$911
$911
$911
$890
$975
$923
$911
$894
$1,078
$995
$957
$938
$1,203
$1,114
$1,021
$1,307
$1,194
$1,062
# of Brokers
9
9
6
2016A
2017A
2018A
2019E
2020E
2021E
2022E
2023E

Aircraft Acquisition

($ in millions)



$1,331
$1,038
$1,317
$1,269
$1,269
$1,269
$1,198
$2,200
$1,400
$1,053
$1,038
$1,700
$1,700
$1,212
$1,100
$1,800
$1,700
$1,374
$2,100
$1,700
$1,239
# of Brokers
4
4
3
2016A
2017A
2018A
2019E
2020E
2021E
2022E
2023E

Shareholders' Equity

($ in millions)



19-21E CAGR
5.4%
4.5%
4.2%
3.1%
$1,834
$1,908
$2,009
$2,073
$2,073
$2,073
$2,046
$2,171
$2,158
$2,155
$2,122
$2,301
$2,265
$2,251
$2,175
$2,480
$2,418
$2,390
$2,667
$2,579
$2,522
# of Brokers
6
6
4
2016A
2017A
2018A
2019E
2020E
2021E
2022E
2023E

Net Income

($ in millions)



19-21E CAGR
19.5%
15.1%
13.7%
8.5%
$151
$148
$248
$164
$164
$151
$164
$197
$184
$184
$178
$235
$212
$200
$193
$290
$265
$236
$305
$278
$229
# of Brokers
6
6
3
2016A
2017A
2018A
2019E
2020E
2021E
2022E
2023E

Europa – Higher Growth Sensitivity
Europa – Base Case
Europa – Lower Growth Sensitivity
Historicals / Consensus Estimates

Source: Company filings, Europa Management, Wall Street research.
Note: Consensus estimates represent the median of latest available Wall Street research.
(1) Includes gains on sale of aircraft.

7

Summary Preliminary Financial Analysis

Excludes selected transactions due to lack of publicly available information regarding recent aircraft leasing platform sales, which are typically private transactions.

Implied Per Share Value (1)

Share Price as of 8/6/2019: $19.73
Share Price as of 10/23/2019: $23.86

Offer Range: $28.00 - $30.00

		Methodology	Implied Per Share Value
Selected Companies Analysis	Price / Book	**Latest Reported Quarter** (2) *Price / Book Range: 0.87x - 0.93x* *Current Book Value per Share of $26.96*	$23.60 – $25.10
	Price / Pre-Tax Income	**Europa - Base Case** *Price / 2020E Pre-Tax Income Range: 5.3x - 6.9x* *2020E Pre-Tax Income per Share of $2.56*	$13.70 – $17.70
	Price / Earnings	**Europa - Base Case** *Price / 2020E Net Income Range: 6.9x - 7.8x* *2020E Earnings per Share of $2.39*	$16.60 – $18.60
	Discounted Dividends Analysis	**Europa - Base Case** *Terminal Year Price / Book: 0.80x - 1.00x; Cost of Equity: 8.00% - 10.50%* *Gross Debt / Equity Target of 2.5x*	$21.50 – $28.90
For Reference Only	Reference Metrics	**Trading Range** *52-Week Intraday Trading Range to 10/23/2019*	$15.75 – $23.86
		Discounted Analyst Targets (3) *Price Target Range: $18.00 - $26.00* *Discounted at Mid-Point Cost of Equity: 9.25%*	$16.80 – $23.80
		Selected Precedent Premiums Paid Analysis *20.0% - 30.0% Premium to Unaffected Share Price as of 10/23/2019 of $23.86* *20.0% - 30.0% Premium to Share Price as of 8/6/2019 (Q2 2019 Earnings) of $19.73*	$23.70 – $28.60 $25.60 – $31.00
		Net Asset Value per Share *Based on Average of Third Party Appraisals for Maintenance-Adjusted CMV*	$11.64

Source: Company filings, Europa Management, FactSet. Market data as of October 23, 2019.
Note: Assumes illustrative valuation date of June 30, 2019.
Europa fully diluted share count of 76.729 million as of August 2, 2019 per Europa Management. Consists of 74.951 million basic shares, 0.067 million RSUs, and 1.711 million PSUs (assuming maximum LTIP payout).
(1) Rounded to the nearest $0.10, except for Trading Range and Net Asset Value per Share.
(2) Based on Book Value Per Share calculated as Shareholders' Equity of $2,021 million divided by shares issued and outstanding of 74.983 million as of June 30, 2019 and as stated in Europa's Second Quarter 2019 Earnings Presentation.
(3) Discounted to current assuming 1-year forward estimate as of analyst publication date.

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Discounted Dividends Analysis

Assumptions

- Discounted cash flow analysis based on forecasted dividends
- Excess equity capital is distributed annually in the form of a dividend to shareholders based on a target debt to equity ratio
  - Assumes Europa net debt of $5,043 million as of June 30, 2019
  - Assumes any incremental debt is financed through Europa's existing revolver capacity at a rate of L + 150 bps
  - Assumes minimum cash of $100 million
- Mid-period discounting convention applied to dividend stream
- Price / Book terminal multiple range applied to terminal Book Equity

Implied Per Share Value (1)



Europa - Base Case
Terminal Year Price / Book: 0.80x - 1.00x
Cost of Equity: 8.00% - 10.50%
Gross Debt / Equity Target of 2.5x
$21.50
$28.90
For Reference Only
Europa - Higher Growth Sensitivity
Terminal Year Price / Book: 0.80x - 1.00x
Cost of Equity: 8.00% - 10.50%
Gross Debt / Equity Target of 3.0x
$22.80
$30.00
Europa - Lower Growth Sensitivity
Terminal Year Price / Book: 0.80x - 1.00x
Cost of Equity: 8.00% - 10.50%
Gross Debt / Equity Target of 2.5x
$22.10
$28.50

Source: Company filings, Europa Management.
Note: Europa fully diluted share count of 76.729 million as of August 2, 2019 per Europa Management. Consists of 74.951 million basic shares, 0.067 million RSUs, and 1.711 million PSUs (assuming maximum LTIP payout).
(1) Rounded to the nearest $0.10.

9

Implied Multiples at Various Prices

($ in millions, except per share items)	Metric	October 25, 2019 $26.80	Offer Range $28.00	$30.00
Implied Premium to Share Price on October 25, 2019	**$26.80**	**--**	***4%***	***12%***
Implied Premium to Share Price on October 23, 2019 (1)	**23.86**	***12%***	***17***	***26***
Implied Premium to Share Price on August 6, 2019 (2)	**19.73**	***36***	***42***	***52***
% Premium / (Discount) to:				
52-Week Intraday High Pre-Announcement (on October 23, 2019)	$23.86	12%	17%	26%
52-Week Intraday Low (on December 26, 2018)	15.75	70	78	90
VWAP for the 12 Months Prior to August 6, 2019	19.85	35	41	51
VWAP since August 6, 2019	22.04	22	27	36
Equity Value		$2,056	$2,148	$2,302
Firm Value (3)		7,021	7,113	7,266
Dividend Yield				
LQA	$1.20	4.5%	4.3%	4.0%
Price / Book				
Current				
June 30, 2019A (4)	$26.96	0.99x	1.04x	1.11x
Price / Pre-Tax Income				
Europa Base Case				
2019E	$2.35	11.4x	11.9x	12.8x
2020E	2.56	10.5	10.9	11.7
Price / Earnings				
Europa Base Case				
2019E	$2.14	12.5x	13.1x	14.0x
2020E	2.39	11.2	11.7	12.5

Source: Company filings, Europa Management, Wall Street research, FactSet. Market data as of October 25, 2019.

Note: Balance sheet data as of June 30, 2019.
Europa fully diluted share count of 76.729 million as of August 2, 2019 per Europa management. Consists of 74.951 million basic shares, 0.067 million RSUs, and 1.711 million PSUs (assuming maximum LTIP payout).

(1) Date prior to Europa announcement of review of strategic alternatives. Shares closed at $23.86.
(2) Date of Europa's Q2 2019 earnings announcement. Shares closed at $19.73.
(3) Assumes net debt of $5,043 million and $79 million in investment in affiliates per Q2 2019 filings.
(4) Book Value Per Share calculated as Shareholders' Equity of $2,021 million divided by shares issued and outstanding of 74.983 million as of June 30, 2019 and as stated in Europa's Second Quarter 2019 Earnings Presentation.

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Selected Companies Analysis

Financial Data

($ in billions, except per share data)	Share Price	LQA Yield	Equity Value	Firm Value	Price / Pre-Tax Income 2019E	Price / Pre-Tax Income 2020E	Price / Earnings 2019E	Price / Earnings 2020E	Price / Book
AerCap (AER)	$57.72	--	$8.2	$36.4	6.2x	6.9x	7.3x	7.8x	0.87x
Air Lease (AL)	44.12	1.2%	5.0	17.9	6.8	5.3	8.7	6.9	0.93
Europa (Consensus)	**$23.86**	**5.0%**	**$1.8**	**$6.8**	**11.1x**	**8.7x**	**11.9x**	**9.6x**	**0.89x**
Europa (Base Case)	**23.86**	**5.0**	**1.8**	**6.8**	**10.2**	**9.3**	**11.1**	**10.0**	**0.89**
Considered But Excluded:									
BOC Aviation	$9.17	3.0%	$6.4	$19.0	8.5x	7.7x	9.4x	8.5x	1.48x
Fly Leasing	20.78	--	0.7	3.0	3.3	5.2	3.7	6.1	0.86

Considered But Excluded Rationale

- BOC Aviation considered but excluded due to majority controlling ownership by Chinese SOE (Bank of China) as well as Hong Kong listing
- FLY Leasing considered but excluded as the company is a publicly traded vehicle externally managed by BBAM

Implied Reference Ranges

Methodology	Reference	Reference Range Low	Reference Range High	Per Share[1] Low	Per Share[1] High
Price / Book	Current BVPS: $26.96[2]	0.87x	0.93x	**$23.60**	**$25.10**
Price / Pre-Tax Income	2020E Pre-Tax Income per Share: $2.56[3]	5.3	6.9	**13.70**	**17.70**
Price / Earnings	2020E Earnings per Share: $2.39[3]	6.9	7.8	**16.60**	**18.60**

Source: Public filings and presentations, FactSet. Market data as of October 23, 2019.
Note: Europa fully diluted share count of 76.729 million as of August 2, 2019 per Europa Management. Consists of 74.951 million basic shares, 0.067 million RSUs, and 1.711 million PSUs (assuming maximum LTIP payout).
(1) Rounded to the nearest $0.10.
(2) Book Value Per Share calculated as Shareholders' Equity of $2,021 million divided by shares issued and outstanding of 74.983 million as of June 30, 2019 and as stated in Europa's Second Quarter 2019 Earnings Presentation.
(3) Represents Europa Base Case.

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 3. Reference Materials

   12/24/201852-Week Low (2)($16.19)  Share Price Performance over the Last Twelve Months  Source: Note: (1)  (2)  FactSet. Market data as of October 23, 2019.Select Aircraft Lessors include AER and AL. Represents a market cap weighted index.Reflects price performance since market close on August 5, 2019, the day before Europa’s Q2 2019 earnings announcement on the morning of August 6, 2019. Does not indicate total shareholder return.At market close.  Price  10/23/201952-Week High (2)($23.86 )$23.86Unaffected Price  Offer Range:$28.00 - $30.00    $19.85VWAP 12 Months Prior to August 6th  $22.04VWAP Since August 6th        Relative Share Price Performance Since Q2 2019 Earnings Release (1)  22%  6%              20151050(5)  25%  08/05      08/16 08/27 09/07Europa AER      09/18 09/29 10/10 10/21AL S&P 500  For Illustrative Purposes and Reference OnlyShare Price Performance  12  15%12%                                      14  16  18  20  22  24  26  28  30  $32  Oct-18  Nov-18  Dec-18  Jan-19  Feb-19  Mar-19  Apr-19  May-19  Jun-19  Jul-19  Aug-19  Sep-19  Oct-19

       -- -- -- -- 2% 3% 9% 8% 4%                    13%            15%                                    6%                                            $15.50 -  $16.46 -  $17.41 -  $18.37 -  $19.32 -    $20.28 -    $21.23 -    $22.19 -    $23.14 -  $16.46  $17.41  $18.37  $19.32  $20.28    $21.23    $22.19    $23.14    $24.10  34%  32%  Volume Weighted Average Trading Ranges  3%  11%  5%  19%  56%  58%  13%  --  --  Cumulative Volume as a Percentage of Public Float                  2%  6%  3%  12%  34%  36%  8%  $15.50 -$16.46  $16.46 -$17.41  $17.41 -$18.37  $18.37 -$19.32  $19.32 -$20.28  $20.28 -$21.23  $21.23 -$22.19  $22.19 -$23.14  $23.14 -$24.10    Source:  FactSet. Market data as of October 23, 2019.    VWAP: $22.04      Since Q2 Earnings (August 6, 2019)  Unaffected Share Price$23.86  Cumulative Volume as a Percentage of Public Float        52-Week High$23.86      Unaffected Share Price$23.86      52-Week High$23.86    VWAP: $19.85  For Illustrative Purposes and Reference Only12 Months Prior to Q2 Earnings (August 6, 2019)  13

Wall Street Analyst Target Prices

For Illustrative Purposes and Reference Only

Unaffected Share Price: $23.86 (1)

Broker	Report Date	Rating	Target Price	Premium to Unaffected Price
J.P.Morgan	10/21/19	Sell	$26.00	9.0%
Stephens	10/01/19	Hold	22.00	(7.8)
Bank of America Merrill Lynch	08/12/19	Sell	20.00	(16.2)
Compass Point	08/07/19	Hold	23.00	(3.6)
Barclays	08/07/19	Hold	22.00	(7.8)
Cowen & Company	08/06/19	Buy	25.00	4.8
Macquarie	08/06/19	Buy	25.00	4.8
Deutsche Bank	08/06/19	Hold	23.00	(3.6)
Credit Suisse	08/06/19	Hold	21.00	(12.0)
Goldman Sachs	08/06/19	Sell	18.00	(24.6)
Median			**$22.50**	**(5.7%)**
Maximum			**26.00**	**9.0**
Minimum			**18.00**	**(24.6)**

Ratings and Median Target Price Over Time



Buy
Hold
Sell
89%
11%
78%
22%
78%
22%
11%
67%
22%
11%
67%
22%
30%
50%
20%
$24.00
$24.50
$24.00
$23.00
$22.50
$22.50
Q2 '18
Q3 '18
Q4 '18
Q1 '19
Q2 '19
Current

Target Price Range vs. Share Price



$26.00
$26.00
$25.00
$25.00
$25.00
$26.00
$23.00
$23.00
$20.00
$20.00
$18.00
Q2 '18
Q3 '18
Q4 '18
Q1 '19
Q2 '19
Current
Median
Share Price

14

Source: Company filings, Wall Street research, and FactSet. Market data as of October 23, 2019.
(1) Unaffected price as of October 23, 2019.

     Selected Premiums Paid Analysis    Number of Deals  Source: Note:  Deal Intelligence.Includes friendly and unsolicited transactions involving a US target with an equity value of $1.0-$3.0 billion. Excludes hostile transactions.                25%  27%  36%  28%  26%  25%  2014  2015  2016  2017  2018  2019 YTD   All Cash Deals   Median Premium  27%  75th Percentile  47  25th Percentile  17  Number of Deals  224  27  37  48  37  44  31  For Illustrative Purposes and Reference OnlyMedian 1-Day % Premium(All Cash Deals; January 1, 2014 – October 23, 2019)  15

Europa Net Asset Value

For Illustrative Purposes and Reference Only

Book Value vs. Maintenance-Adjusted Current Market Value

($ in millions; as of June 30, 2019)



$7,842
$6,692
$6,694
$6,693
Net Book Value
Appraiser 1
Appraiser 2
Average Appraisal

Implied Net Asset Value

($ in millions; as of June 30, 2019)

	Net Book Value	Appraiser 1	Appraiser 2	Average Appraisal
Cash (1)	$150	$150	$150	$150
Fleet Value	7,842 (2)	6,692	6,694	6,693
Other Assets (2)	292	292	292	292
Total Assets	**$8,284**	**$7,134**	**$7,136**	**$7,135**
Debt (3)	$5,193	$5,193	$5,193	$5,193
Other Liabilities	1,070	1,070	1,070	1,070
Total Liabilities	**$6,263**	**$6,263**	**$6,263**	**$6,263**
Implied Net Asset Value	**$2,021**	**$872**	**$873**	**$873**
Basic Shares Outstanding (4)	74.983	74.983	74.983	74.983
Implied Net Asset Value per Share	**$26.96**	**$11.63**	**$11.65**	**$11.64**

Source: Europa Management, Company filings.
(1) Assumed pro forma $150 million cash balance as per Europa Management guidance.
(2) Includes finance leases, lease incentives & lease premiums and flight equipment held for sale.
(3) Represents gross debt outstanding, pro forma for the July 14, 2019 redemption of $500 million Senior Notes due 2019.
(4) Europa basic shares outstanding of 74.983 million as listed on the Company's balance sheet as of June 30, 2019.

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Discounted Dividends Analysis – Europa Base Case

For Illustrative Purposes and Reference Only

Assumptions

- Discounted cash flow analysis based on forecasted dividends
- Excess equity capital is distributed annually in the form of a dividend to shareholders based on a target of 2.5x debt / equity
  - Assumes Europa net debt of $5,043 million as of June 30, 2019
  - Assumes any incremental debt is financed through Europa's existing revolver capacity at a rate of L + 150 bps
  - Assumes minimum cash of $100 million
- Mid-period discounting convention applied to dividend stream
- Price / Book terminal multiple range applied to terminal Book Equity

Sensitivity Analysis

Implied Per Share Value (@ 2.50x Debt / Equity)

	25.03	Illustrative Discount Rate 8.00%	9.25%	10.50%
Terminal Multiple	0.80x	$23.74	$22.60	$21.53
	0.90	26.29	25.03	23.83
	1.00	28.85	27.45	26.14

Leverage Sensitivity (@ 0.90x Terminal Multiple)

		Illustrative Discount Rate 8.00%	9.25%	10.50%
Target Leverage	2.00x	$25.80	$24.50	$23.28
	2.50	26.29	25.03	23.83
	3.00	27.33	26.19	25.10

($ in millions)	2H 2019E	2020E	2021E	2022E	2023E
Net Income	$98	$184	$212	$265	$278
After-Tax Interest Savings (Expense) on Paydown / Incremental Debt (1)	1	5	8	9	9
(Gains) Losses from Dispositions	(36)	(28)	(29)	(32)	(32)
Depreciation & Impairment Expense	182	378	415	458	502
Finance Leases	14	28	21	17	15
Other Non-Cash Charges (2)	21	55	47	51	35
FFO	**$279**	**$622**	**$675**	**$767**	**$807**
Change in Net Working Capital	7	(5)	(8)	(11)	(15)
Cash Flow from Operations	**$286**	**$617**	**$666**	**$756**	**$792**
Capital Expenditures, net	(302)	(1,093)	(1,269)	(1,246)	(1,065)
Change in Debt	(352)	452	518	461	315
Other Financing Cash Flows	11	31	98	118	119
Dividends Paid	(44)	(8)	(13)	(90)	(161)
Net Change in Cash	**($400)**	**--**	**--**	**--**	**--**

Leverage after Dividend Payment	6/30/2019A	2019E	2020E	2021E	2022E	2023E
Debt	$5,543	$5,191	$5,643	$6,161	$6,622	$6,937
Cash	500	100	100	100	100	100
Net Debt	$5,043	$5,091	$5,543	$6,061	$6,522	$6,837
Shareholders' Equity (2)	$2,021	$2,077	$2,257	$2,464	$2,649	$2,775
Total Debt / Equity	***2.7x***	***2.5x***	***2.5x***	***2.5x***	***2.5x***	***2.5x***
Net Debt / Equity	***2.5***	***2.5***	***2.5***	***2.5***	***2.5***	***2.5***

Source: Company filings, Europa Management.
Note: Europa fully diluted share count of 76.729 million as of August 2, 2019 per Europa Management. Consists of 74.951 million basic shares, 0.067 million RSUs, and 1.711 million PSUs (assuming maximum LTIP payout).
(1) Calculated relative to Europa Base Case forecast.
(2) Treats forecast stock based compensation as a cash cost.

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Discounted Dividends Analysis – Higher Growth Sensitivity

For Illustrative Purposes and Reference Only

Assumptions

- Discounted cash flow analysis based on forecasted dividends
- Excess equity capital is distributed annually in the form of a dividend to shareholders based on a target of 3.0x debt / equity
  - Assumes Europa net debt of $5,043 million as of June 30, 2019
  - Assumes any incremental debt is financed through Europa's existing revolver capacity at a rate of L + 150 bps
  - Assumes minimum cash of $100 million
- Mid-period discounting convention applied to dividend stream
- Price / Book terminal multiple range applied to terminal Book Equity

Sensitivity Analysis

Implied Per Share Value (@ 3.00x Debt / Equity)

Terminal Multiple	Illustrative Discount Rate 8.00%	9.25%	10.50%
0.80x	$24.97	$23.85	$22.80
0.90	27.47	26.22	25.05
1.00	29.96	28.59	27.30

Leverage Sensitivity (@ 0.90x Terminal Multiple)

Target Leverage	Illustrative Discount Rate 8.00%	9.25%	10.50%
2.00x	$26.52	$25.18	$23.93
2.50	26.64	25.30	24.04
3.00	27.47	26.22	25.05

($ in millions)	2H 2019E	2020E	2021E	2022E	2023E
Net Income	$98	$197	$235	$290	$305
After-Tax Interest Savings (Expense) on Paydown / Incremental Debt [1]	(0)	1	3	4	3
(Gains) Losses from Dispositions	(36)	(28)	(29)	(32)	(32)
Depreciation & Impairment Expense	182	403	448	493	546
Finance Leases	14	28	21	17	15
Other Non-Cash Charges [2]	21	57	49	53	37
FFO	**$278**	**$657**	**$727**	**$824**	**$874**
Change in Net Working Capital	7	(6)	(8)	(11)	(15)
Cash Flow from Operations	**$285**	**$651**	**$718**	**$813**	**$859**
Capital Expenditures, net	(302)	(1,893)	(1,269)	(1,346)	(1,465)
Change in Debt	(240)	1,191	513	522	589
Other Financing Cash Flows	11	51	102	130	130
Dividends Paid	(155)	--	(64)	(120)	(112)
Net Change in Cash	**($400)**	**--**	**--**	**--**	**--**

Leverage after Dividend Payment	6/30/2019A	2019E	2020E	2021E	2022E	2023E
Debt	$5,543	$5,304	$6,494	$7,007	$7,529	$8,118
Cash	500	100	100	100	100	100
Net Debt	$5,043	$5,204	$6,394	$6,907	$7,429	$8,018
Shareholders' Equity [2]	$2,021	$1,964	$2,162	$2,336	$2,510	$2,706
Total Debt / Equity	***2.7x***	***2.7x***	***3.0x***	***3.0x***	***3.0x***	***3.0x***
Net Debt / Equity	***2.5***	***2.6***	***3.0***	***3.0***	***3.0***	***3.0***

Source: Company filings, Europa Management.
Note: Europa fully diluted share count of 76.729 million as of August 2, 2019 per Europa Management. Consists of 74.951 million basic shares, 0.067 million RSUs, and 1.711 million PSUs (assuming maximum LTIP payout).
(1) Calculated relative to Europa Higher Growth Sensitivity forecast.
(2) Treats forecast stock based compensation as a cash cost.

18

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Discounted Dividends Analysis – Lower Growth Sensitivity

For Illustrative Purposes and Reference Only

Assumptions

- Discounted cash flow analysis based on forecasted dividends
- Excess equity capital is distributed annually in the form of a dividend to shareholders based on a target of 2.5x debt / equity
  - Assumes Europa net debt of $5,043 million as of June 30, 2019
  - Assumes any incremental debt is financed through Europa's existing revolver capacity at a rate of L + 150 bps
  - Assumes minimum cash of $100 million
- Mid-period discounting convention applied to dividend stream
- Price / Book terminal multiple range applied to terminal Book Equity

Sensitivity Analysis

Implied Per Share Value (@ 2.50x Debt / Equity)

		Illustrative Discount Rate		
		8.00%	9.25%	10.50%
Terminal Multiple	0.80x	$24.14	$23.07	$22.06
	0.90	26.30	25.12	24.01
	1.00	28.47	27.18	25.97

Leverage Sensitivity (@ 0.90x Terminal Multiple)

		Illustrative Discount Rate		
		8.00%	9.25%	10.50%
Target Leverage	2.00x	$25.55	$24.28	$23.09
	2.50	26.30	25.12	24.01
	3.00	27.25	26.19	25.18

($ in millions)	2H 2019E	2020E	2021E	2022E	2023E
Net Income	$98	$178	$193	$236	$229
After-Tax Interest Savings (Expense) on Paydown / Incremental Debt (1)	1	4	7	9	10
(Gains) Losses from Dispositions	(36)	(28)	(29)	(32)	(32)
Depreciation & Impairment Expense	182	372	393	422	450
Finance Leases	14	28	21	17	15
Other Non-Cash Charges (2)	21	55	46	49	32
FFO	**$279**	**$609**	**$632**	**$700**	**$704**
Change in Net Working Capital	7	(5)	(8)	(11)	(15)
Cash Flow from Operations	**$286**	**$604**	**$624**	**$690**	**$689**
Capital Expenditures, net	(302)	(730)	(780)	(920)	(604)
Change in Debt	(352)	200	196	257	33
Other Financing Cash Flows	10	29	82	116	107
Dividends Paid	(44)	(102)	(122)	(143)	(226)
Net Change in Cash	**($400)**	**--**	**--**	**--**	**--**

Leverage after Dividend Payment	6/30/2019A	2019E	2020E	2021E	2022E	2023E
Debt	$5,543	$5,192	$5,391	$5,588	$5,844	$5,877
Cash	500	100	100	100	100	100
Net Debt	$5,043	$5,092	$5,291	$5,488	$5,744	$5,777
Shareholders' Equity (2)	$2,021	$2,077	$2,157	$2,235	$2,338	$2,351
Total Debt / Equity	***2.7x***	***2.5x***	***2.5x***	***2.5x***	***2.5x***	***2.5x***
Net Debt / Equity	***2.5***	***2.5***	***2.5***	***2.5***	***2.5***	***2.5***

Source: Company filings, Europa Management.
Note: Europa fully diluted share count of 76.729 million as of August 2, 2019 per Europa Management. Consists of 74.951 million basic shares, 0.067 million RSUs, and 1.711 million PSUs (assuming maximum LTIP payout).
(1) Calculated relative to Europa Lower Growth Sensitivity forecast.
(2) Treats forecast stock based compensation as a cash cost.

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Europa Capitalization

For Illustrative Purposes and Reference Only

Capitalization

($ in millions)	Standalone 6/30/2019	Adjustment [1]	Pro Forma 6/30/2019
Unrestricted Cash	$500	($350)	$150
Debt			
Secured			
ECA Financings	$169	--	$169
Bank Financings	1,059	--	1,059
Total Secured Debt	**$1,228**	**--**	**$1,228**
Unsecured [2]			
Senior Notes due 2019	$500	($500)	--
Senior Notes due 2020	300	--	$300
Senior Notes due 2021	500	--	500
Senior Notes due 2022	500	--	500
Senior 5.00% Notes due 2023	500	--	500
Senior 4.40% Notes due 2023	650	--	650
Senior Notes due 2024	500	--	500
Senior Notes due 2026	650	--	650
Unsecured Term Loans	215	--	215
Revolving Credit Facilities	--	$150 [4]	150
Total Unsecured Debt	**$4,315**	**($350)**	**$3,965**
Total Debt	**$5,543**	**($350)**	**$5,193**
Net Debt	5,043	--	5,043
Shareholder's Equity	**$2,021**	**--**	**$2,021**
Metrics:			
Debt / Equity	2.7x		2.6x
Net Debt / Equity	2.5		2.5

$2.8 billion of debt with dual trigger change of control provision

Shares Outstanding

(in millions of shares)	As of 8/2/2019
Basic Shares Outstanding	74.951
RSUs	0.067
PSUs [3]	1.711
Fully Diluted Shares Outstanding	**76.729**

Source: Company filings, Europa Management.
Note: All debt shown before issuance costs and discounts.
(1) Pro forma for redemption of $500 million senior notes in July 2019.
(2) Unsecured debt has single trigger change of control provision unless otherwise indicated.
(3) Assumes maximum LTIP payout.
(4) Assumes $150 million proceeds from incremental revolver draw.

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2.0  4.0  6.0  8.0  10.0  12.0  14.0  16.0  18.0x  Jan-14  Jun-14  Dec-14  Jun-15  Dec-15  May-16  Nov-16  May-17  Nov-17  Apr-18  Oct-18  Apr-19  Oct-19  Historical Trading Multiples for Europa and Select Aircraft Lessors  7.7x7.2x  10.3x  Source:  Public filings and presentations, FactSet. Market data as of October 23, 2019.  AER  AL  Europa         Trailing Averages Since Jan. 1, 2014 3-Year 2-Year LTM   Europa  10.7x  9.7x  9.4x  9.1x  AL  10.1  8.6  8.0  6.6   AER 8.3 7.6 7.6 7.1     For Illustrative Purposes and Reference OnlyPrice / NTM EPS(January 1, 2014 – Present)  21